Exhibit 10.2
CHART INDUSTRIES, INC.
CASH INCENTIVE PLAN

1.    Purpose of the Plan
The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
2.    Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)
“Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.

(b)	“Beneficial Owner” shall mean a “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

(c)	“Board” shall mean the Board of Directors of the Company.

(d)
“Change in Control” means, unless the Committee specifies otherwise, the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders; (ii) any Person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)	“Committee” shall mean the Compensation Committee of the Board.

(g)	“Company” shall mean Chart Industries, Inc., a Delaware corporation, or any successor thereto.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended

(i)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(j)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(k)
“Permitted Holder” shall mean, as of the date of determination, any employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(l)	“Person” shall mean a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor sections thereto).

(m)	“Plan” shall mean the Chart Industries, Inc. Cash Incentive Plan, as set forth herein and as may be amended from time to time.

(n)	“Share” shall mean a share of common stock of the Company.

(o)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
3.    Administration
The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan in whole or in part to any subcommittee thereof, as long as such subcommittee consists of at least two outside directors who are members of the Committee.
4.    Bonuses

(a)
Performance Criteria. Payment of bonuses in any Performance Period is contingent upon the performance objectives specified by the Committee for any Participant being met by the Company and/or Participant during the Performance Period. The specific performance objectives are determined annually by the Committee and are subject to change by the Committee, but generally include objective performance targets focused on financial performance, cash flow measures, growth, expenses or cost management, stock price, and asset, debt, or working capital metrics, including, but not limited to, operating income, earnings per Share, return on investment, working capital as a percentage of sales, return on assets, and subjective, discretionary performance targets, such as particular qualitative factors for each Participant, based on his or her duties for the Company.

(b)
Target Incentive Bonuses. For each Performance Period, the Committee shall establish target incentive bonuses for each individual Participant. In the case of an individual who becomes a Participant after the beginning of a Performance Period, the Committee may designate such individual’s target incentive bonus for the portion of the Performance Period remaining after he or she becomes a Participant.

(c)
Determination of Amounts Payable. As soon as practicable after the Performance Period ends, but in no event later than the March 15 next following the end of the taxable year for which the applicable bonuses are payable, the Committee shall: (x) certify in writing whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied (such certification may be reflected by minutes of a meeting of the Committee); (y) determine for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate; and (z) cause such bonus to be paid to such Participant by such March 15.

(d)
Adjustments. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to adjust (including eliminating) the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c); provided, however, that, following the occurrence of a Change in Control, unless required under Section 10D of the Exchange Act, the Committee shall continue to have such right only in the event that a Participant engages in misconduct or materially fails to fulfill his or her individual duties, in each case, as determined by the Committee in its sole and absolute discretion.

(e)
Death or Disability. Subject to the rights of a Participant under his or her employment agreement, if applicable, if a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)
Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan to any Participant whose employment terminates prior to the date on which such bonus payments are made.

(g)
Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, promptly determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c). If the performance criteria are so determined to have been met, then Participants to whom such criteria relate shall receive their related bonuses as soon as practicable, but in no event more than 30 days following such determination.

(h)
Recoupment. Any bonus or incentive payment awarded under this Plan will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the common stock of the Company is traded, and subject to any recoupment or “clawback” policy of the Company adopted pursuant to such law, rules, or regulations and may be amended to further such purpose without the consent of any Participant.

5.    Payment

(a)
In General. Any bonus amount determined to be payable to a Participant under subsections (c), (e), (f) and (g) of Section 4 shall be paid to such Participant by the March 15 next following the end of the taxable year for which the applicable bonuses are payable.

(b)	Form of Payment. All bonuses payable under this Plan shall be payable in cash.
6.    General Provisions

(a)
Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall materially and adversely affect the rights of any Participant in respect of any Performance Period that has already commenced without the Participant’s consent.

(b)
Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c)
No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d)
No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)
Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(f)
Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(g)
Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

(i)	Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j)
Compliance with Section 409A. The parties intend that this Plan be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

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